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                                    EXHIBITS

                                                                 Exhibit d(1)(c)

                     SCHEDULE A TO THE MANAGEMENT AGREEMENT

       (as revised, April 27, 1998, March 15, 1999 and ___________, 2000)

FUND                                                          ANNUAL RATE*
California Tax Free Fund                                             0.50%

Capital Appreciation Fund                                            0.72%

Convertible Fund                                                     0.72%

Equity Index Fund                                                    0.50%

Government Fund                                                      0.60%

High Yield Corporate Bond Fund                                       0.60%

International Bond Fund                                              0.70%

International Equity Fund                                            1.00%

Money Market Fund                                                    0.50%**

New York Tax Free Fund                                               0.50%

Strategic Income Fund                                                0.60%

Strategic Value Fund                                                 0.75%

Tax Free Bond Fund                                                   0.60%

Total Return Fund                                                    0.64%

Value Fund                                                           0.72%***

Blue Chip Growth Fund                                                1.00%

Research Value Fund                                                  0.85%

Small Cap Value Fund                                                 1.00%

Growth Opportunities Fund                                            0.70%

Small Cap Growth Fund                                                1.00%

Equity Income Fund                                                   0.70%

Global High Yield Fund                                               0.70%

MAP Equity Fund                                                      0.75%

Select 20 Equity Fund                                                0.70%

Mid Cap Growth Fund                                                  0.75%

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
Senior Floating Rate Fund                                     .70%

*        of each Fund's average daily net assets

**       up to $300 million; .450% from $300 to $700 million; .40% from $700 million to $1 billion; and .35% in excess of $1 million.

*** up to $200 million; .65% from $200 million to $500 million; and .50% in excess of $500 million.